Exhibit 10.1

SURRENDER AGREEMENT

THIS SURRENDER AGREEMENT (this “Agreement”) is made as of this May 26 2020 by and among The Greater Cannabis Company, Inc. (the “Company”) and Emet Capital Partners LLC (the “Holder”).

WHEREAS, the Holder is the holder of securities identified on Schedule A (“Surrendered Interests”).

WHEREAS, on May 18, 2020, the Holder submitted a conversion notice and the Company is obligated to deliver 3,001,754 shares of its common stock (the “Conversion Shares”) to the Holder.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Surrender of Securities. Upon satisfaction of the conditions set forth on Paragraph 3 below, the Holder agrees to surrender to the Company the Surrendered Interests, free and clear of any liens, mortgages, adverse claims, charges, security interests, encumbrances, and any interest of any third party and waive any rights or claims Holder may have in respect of the Surrendered Interests.

2. Representations and Warranties of the Holder. The Holder hereby makes the following representations and warranties to the Company as of the date hereof:

a. The Holder has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby (the “Transactions”). This Agreement has been duly and validly executed and delivered by the Holder and constitutes the legal, valid and binding obligation of the Holder, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

b. The execution, delivery and performance by the Holder of this Agreement and consummation by the Holder of the Transactions do not and will not: (i) violate the organizational documents of the Holder, (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Holder; or (iii) violate any contract to which the Holder or any of its assets or properties are bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of , any agreement, indenture or instrument to which Holder is a party.

c. With respect to the surrender of the Surrendered Interests, (i) the Holder is the sole record and beneficial owner of the Surrendered Interests, free and clear of any taxes and liens; (ii) the Surrendered Interests, when delivered and paid for in accordance with the terms of this Agreement will be validly surrendered and free from all taxes and liens (other than any applicable transfer taxes); and (iii) the Surrendered Interests, upon surrendered are not and will not be as of the date hereof subject to any transfer restriction, other than (x) pursuant to security agreements and/or notes specifically set forth herein and/or (y) the restriction that the Surrendered Interests have not been registered under the Securities Act of 1933, as amended (“Securities Act”) and, therefore, cannot be resold unless registered under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act (collectively, the “Permitted Restrictions”); and will be the legal and beneficial owner of such the Surrendered Interests, free and clear of any liens or transfer restrictions, other than the permitted restrictions.

d. No proceedings relating to the Surrendered Interests are pending or, to the knowledge of the Holder, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Holder’s right to surrender the Surrendered Interests to the Company.

e. Except for 3,001,754 shares of the Company’s common stock, Holder does not, and neither does any of its affiliates (as defined for Rule 144 purposes), hold any securities (including, but not limited to, common stock, preferred stock, notes or warrants) issued by the Company.

3. Conditions Precedent to Release of Shares. The parties acknowledge and agree that, as a condition precedent to the surrender of the Surrendered Interests to the Company, the Company shall (i) make a $70,000 payment to the Holder; (ii) deliver the Conversion Shares to the Holder no later than May 28, 2020; and (iii) the Company files a form 8K with the Securities and Exchange Commission disclosing this transaction within three days after the date of this Agreement.

4. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Holder as of the date hereof:

a. The Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby (the “Transactions”). This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

b. The execution, delivery and performance by the Company of this Agreement and consummation by the Company of the transactions do not and will not: (i) violate the organizational documents of the Company, (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Company; or (iii) violate any contract to which the Company or any of its assets or properties are bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of , any agreement, indenture or instrument to which Company is a party.

c. The Company acknowledges that the Surrendered Interests have been previously partially exercised.

d. No proceedings relating to the Company are pending or, to the knowledge of the Company, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Company’s right to surrender the Surrendered Interests to the Company.

5. Applicable Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6. Acknowledgement. Each party represents and warrants that it has read and understand this Agreement and has entered into it voluntarily and without coercion; has been advised, and has had the opportunity, to consult with legal counsel of its choosing with respect to this Agreement and the matters contemplated hereby; is entering into this Agreement based upon its own investigation and is not relying on any representations or warranties of the other parties or any other person not set forth herein.

7. Entire Agreement; Amendments. This Agreement and the documents contemplated hereby represent the entire agreement among the parties hereto with respect to the subject matter hereof, and no amendment hereto shall be effective unless in writing and signed by the party sought to be charged thereby.

8. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

9. WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties may not assign this Agreement or any rights or obligations hereunder.

11. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

12. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

13. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

14. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

15. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signatures Follow on Next Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Surrender Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Company:

The Greater Cannabis Company, Inc.

By:	/s/ Aitan Zacharin
Its:	CEO

Holder:

Emet Capital Partners LLC

By:
Its:

Schedule A

1.	Convertible Redeemable Note issued on 10/18/19 in the amount of $3,128.79
2.	Convertible Redeemable Note issued on 10/18/19 in the amount of $15,439.93
3.	Convertible Redeemable Note issued on 10/18/19 in the amount of $7,018.15
4.	Convertible Note issued on 10/18/19 in the amount of $451,504.95
5.	Convertible Note issued on 10/18/19 in the amount of $112,876.28
6.	Convertible Note issued on 10/18/19 in the amount of $99,331.13
7.	Convertible Note issued on 10/18/19 in the amount of $11,287.65